Contact:   Robert E. Rout
Senior Executive Vice President,
Chief Financial Officer & Secretary
724-465-1487

TO BE RELEASED
9:00 a.m., Monday, January 22, 2007

S&T Bancorp, Inc. Announces Earnings

Indiana, Pennsylvania - S&T Bancorp, Inc. (NASDAQ: STBA) today announced earnings for the fourth quarter and the year ended December 31, 2006. Diluted earnings per share for the fourth quarter of 2006 was $0.52 per share compared to $0.55 per share in the fourth quarter of 2005. Net income for the fourth quarter of 2006 was $13.2 million compared to $14.6 million in the comparable period one year ago.

For the year ended December 31, 2006, diluted earnings per share decreased 6 percent to $2.06 from $2.18 in 2005, and net income decreased 8 percent to $53.3 million from $58.2 million in 2005. Return on average assets and return on average equity for 2006 were 1.63 percent and 15.37 percent, respectively, compared to 1.90 percent and 16.57 percent in 2005.

James C. Miller, chairman and chief executive officer, commented, "Net interest margin compression from a stubbornly unfavorable yield curve, combined with higher than normal nonperforming loans and net charge-offs during the year, produced unusual earnings challenges for us in 2006. As a result, we are disappointed that we were not able to achieve a year over year increase in earnings per share which has been a hallmark of our historical performance.

"Earning assets increased $122.8 million over the past 12 months, primarily driven by a $124.1 million or 7 percent increase in commercial lending, and a $50.7 million or 9 percent increase in consumer and residential mortgage loans. Investment securities declined $52.0 million during the same period as an asset liability management strategy to reduce borrowing levels, balance sheet leverage and the potential interest rate risks of a flattening and sometimes inverted yield curve. Deposits increased $146.4 million or 6 percent. Miller noted, "Good core deposit and loan growth are important indicators of S&T's success in growing our business through our relationship banking strategies which continue to differentiate us in the market."

Net interest income, on a fully taxable equivalent basis, decreased approximately $0.3 million or 1 percent for the quarter, and increased $1.0 million or 1 percent for the 12 months of 2006 as compared to the same periods of 2005. Net interest margin on a fully taxable equivalent basis was 3.87 percent, 3.80 percent and 3.86 percent for the third quarter, fourth quarter and full year of 2006, respectively. For the same periods of 2005, the net margin was 4.03 percent, 3.97 percent and 4.05 percent, respectively. Included in the full year 2006 net interest income is a $1.3 million reduction due to nonaccrual interest effects from problem loans as compared to $0.4 million in 2005.

Noninterest income for the fourth quarter of 2006, excluding gains on the sale of investment securities, was relatively flat, as compared to the same period last year. Strong performances in retail, insurance and wealth management were offset by reduced revenues in mortgage banking and brokerage activities. Year-to-date noninterest income, excluding gains on the sale of investment securities, increased $2.5 million or 8 percent. Deposit fees, wealth management, insurance, letters of credit, lending and cash management activities all had strong performances for the full year, again, offset by lower mortgage banking revenues.

Realized equity security gains for the fourth quarter and year-to-date 2006 were $1.2 million and $5.5 million, respectively. Realized equity security gains for the fourth quarter and full year 2005 were $1.2 million and $5.0 million, respectively. Market value and unrealized gains in the equity securities portfolios at December 31, 2006 were $55.3 million and $16.1 million, respectively, as compared to $65.1 million and $19.7 million at December 31, 2005.

Noninterest expense increased for the fourth quarter and full year 2006 by $2.5 million and $6.8 million, respectively, as compared to the same periods of 2005. The primary factors in the full year increase are a $2.9 million increase in salaries and benefits, a $0.9 million increase in occupancy, equipment and data processing expenses and a $3.0 million increase in other expense. Salary and benefits expenses reflect the impact of normal merit increases, the addition of 15 average full-time equivalent staff to implement new strategic initiatives and expand retail facilities, and the effect of implementing Financial Accounting Standards Board Statement No. 123(R), "Share Based Payment." S&T also incurred a $1.0 million staff related expense in the fourth quarter 2006 as part of a transitioning plan away from stock options into a new performance-based incentive plan. No corporate-wide stock option grants, including grants to executive management and directors, were awarded in 2006. Occupancy, equipment and data processing expense increases for the 2006 year-to-date period were affected by several facility restructurings which included the addition of new branches and administrative facilities. Other expense increases for the quarter and year-to-date are primarily related to higher legal, consulting and collection costs, write-downs of real estate acquired through foreclosure values, and increased reserves for unfunded commitments. The efficiency ratio, which measures noninterest expense to core revenue, for the year ended December 31, 2006 was 45 percent as compared to 42 percent last year.

Nonperforming assets totaled $20.4 million or 0.61 percent of total assets at December 31, 2006 as compared to $17.7 million or 0.54 percent at September 30, 2006 and $14.9 million or 0.47 percent at December 31, 2005. The allowance for loan losses was $33.2 million at December 31, 2006 as compared to $36.6 million at December 31, 2005. The ratio of the allowance for loan losses compared to total loans was 1.25 percent at December 31, 2006 and 1.47 percent at December 31, 2005.

Net loan charge-offs for the full year 2006 were $12.7 million or 0.49 percent of average loans as compared to $1.7 million or 0.07 percent for 2005 and $1.6 million or 0.07 percent in 2004. Net loan charge-offs for 2006 were affected by three significant troubled commercial loan relationships that comprised $11.4 million of the total net charge-offs for 2006. Two of those troubled credits have combined remaining loan balances of $7.5 million and are believed to be adequately collateralized.

In the fourth quarter of 2006, S&T recorded a provision for loan losses of $0.8 million as compared to a provision for loan losses of $1.5 million in the fourth quarter of 2005. Year-to-date 2006, the provision for loan losses was $9.4 million as compared to $5.0 million for the year ended December 31, 2005. The provision for loan losses, which is based upon management's detailed quarterly analysis of the adequacy of the allowance for loan losses, is directionally consistent with the trends in asset quality. Miller added, "2006 was an unusually difficult year for asset quality following outstanding years in 2005 and 2004. We continue to be very aggressive in dealing with potential problem loans. This is especially important for commercial relationships since these loans tend to be larger and, by their nature, may take longer to resolve."

S&T Bancorp, Inc. declared a common stock quarterly cash dividend of $0.30 per share on December 18, 2006. The dividend is payable on January 25, 2007 to shareholders of record as of December 29, 2006. This dividend represents a 3 percent increase over the $0.29 per share quarterly dividend declared a year ago and a 3 percent projected yield utilizing the December 31, 2006 closing market price of $34.67. The S&T Board of Directors previously authorized a stock buyback program for 2006 of up to one million shares, or approximately 4 percent of shares outstanding. During 2006, S&T repurchased 999,000 shares under this program at an average cost of $34.20 per share. On October 16, 2006, the S&T Bancorp, Inc. Board of Directors authorized a new stock buyback program until September 30, 2007 of an additional one million shares with 32,700 shares repurchased under this plan during the fourth quarter of 2006 at an average cost of $33.63 per share.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates 49 offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $3.3 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market System under the symbol STBA.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.